SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

FIRST CENTURY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-11671	55-0628089
(State or other jurisdiction of Employer incorporation or organization)	(Commission File Number)	(I.R.S. Identification No.)

500 Federal Street, Bluefield, WV 24701

(Address of Principal Executive Offices)

(304) 325-8181

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST CENTURY BANKSHARES, INC.

FORM 8-K

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the newly elected Board of Directors of First Century Bankshares, Inc. (the “Company”) held after the Annual Meeting of Shareholders on April 17, 2007, the Board of Directors approved the following compensation to the non-management members of the Company’s Board of Directors effective for 2007:

Annual Retainers:
Member of Board of Directors of the Company	$3,000
Member of Audit Committee of the Company	$1,500
Member of the Executive Committee of the Company	$1,500
Fees for Attendance at Meetings:
Meetings of the Board of Directors of the Company	$300
Committee Meetings of the Board of Directors	$400

All fees paid to Directors of the Company are paid by First Century Bank, N.A., a subsidiary of the Company (the “Bank”). Directors of the Company who are also directors of the Bank receive compensation in the amount of $300 for each Bank board meeting attended and $150 for each Bank committee meeting attended.

Mr. R. W. Wilkinson and Mr. Frank W. Wilkinson do not receive board fees for their service on either the Company’s Board of Directors or the Board of Directors of the Bank.

Section 8 – Other Events

Item 8.01.	Other Events

First Century Bankshares, Inc. made a slide show presentation at the Annual Meeting of its shareholders held on April 17, 2007. A copy of the slide show presentation is furnished as Exhibit 99.1 to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Slide Presentation by First Century – April 17, 2007

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Century Bankshares, Inc.
(Registrant)

By:	/s/ J. Ronald Hypes
J. Ronald Hypes, Treasurer
(Principal Accounting and Financial Officer)
Date: April 20, 2007

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